Exhibit 32.1
THE LUBRIZOL CORPORATION
Certification of Chief Executive Officer and Chief Financial Officer of
The Lubrizol Corporation Pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q/A of The Lubrizol Corporation for the period ended June 30, 2007:
(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ James L. Hambrick James L. Hambrick Chief Executive Officer and President November 9, 2007
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q/A of The Lubrizol Corporation for the period ended June 30, 2007:
(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ Charles P. Cooley Charles P. Cooley Chief Financial Officer November 9, 2007